DIGITAL POST INTERACTIVE – CFI SALES AND MARKETING, LLC
AGREEMENT

This Agreement (“Agreement”) effective as of the date of the later signature below, (“Effective Date”) is by CFI Sales and Marketing, LLC (“CFI”) with its principal place of business at 5601 Windhover Drive, Orlando, FL 32819 and DigitalPost Interactive, Inc. (“DPI”), a Nevada corporation with its principal place of business at 3240 El Camino Real, Suite #230, Irvine, CA 92602. The parties to this Agreement may be collectively referred to hereinafter as the “Parties” or individually as a “Party”.

The Parties desire to enter into a business relationship in accordance with the terms and conditions of this Agreement, and intending to be legally bound, hereby agree as follows:

DEFINIITIONS

Customer: An individual or entity that has acquired and activated the private label Westgate Resorts family website (FW) service, based on the CFI’s sales and marketing efforts or the sales and marketing efforts of an entity related to or affiliated with CFI by common ownership or control.

Paid Activation:  A FW Service account activation made by a Customer in which Customer’s payment information has been validated and at least one (1) payment has been successfully received from Customer.

FW Service:  All versions of the hosted customer service applications developed and provided by DPI.

1.
Relationship of the Parties.  It is understood that each Party is an independent entity.  Nothing in this Agreement shall be construed to constitute CFI or DPI as an employee or agent of the other or to create any rights other than the rights described in this Agreement.  This Agreement does not constitute a franchise or a joint venture.  Neither Party shall have the power to obligate the other for any expenses or other obligation without the prior written approval of the other Party.

2.	Sales and Marketing.
The Parties intend to work cooperatively to promote the FW Service.  In order to further this purpose, the Parties shall undertake those responsibilities described in Attachment A.  The Parties agree that Attachment A may be amended from time to time upon written consent of both Parties.

3.	CFI Responsibilities.

A)
CFI shall use its commercially reasonable efforts to actively promote and sell the re-branded FW service as provided by DPI via its website(s), email and advertising, as well as by any other manner that is customary for CFI.

B)
CFI shall provide commercially reasonable cooperation to DPI in jointly developing marketing materials with the appropriate value proposition and key messages that may be used to effectively promote the FW using CFI’s branding to CFI’s client base.

C)	CFI shall begin its efforts to promote the FW Service to new and existing clients within thirty (30) days of the Effective Date of this Agreement.

D)	CFI shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

DPI Responsibilities.

A)           DPI shall host and maintain the re-branded Family Service subscription website, and shall be solely responsible for the content and operation of such website.

B)           DPI shall obtain prior written approval from CFI for all marketing collateral in which CFI is mentioned.

C)           DPI shall provide a CFI-branded shopping cart on the FW Service subscription website that will allow tracking of Customer sign ups for revenue sharing purposes.

D)           DPI shall be responsible for all billing, invoicing and fee collection from Customers who choose to upgrade to the FW subscription service.

E)           DPI shall use its best efforts to work with CFI’s designated integration team to ensure that A) log in/password information is carried through from CFI-designated website to the FW Service subscription website and B) new design templates can be added to the FW Service subscription website.

4.	Mutual Responsibilities.

A)           Each Party agrees to identify a coordinator with overall responsibility for ensuring the success of the relationship.  Coordinators can be changed by their respective employers in the sole discretion of the employer.

B)           The Parties shall use their commercially reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and customer requirements.

5.	COMPENSATION
A)                 Subscription Revenue Share.  Based on the one-time stipulation noted on section 6C, DPI agrees to pay CFI forty percent (40%) of the ongoing monthly net fees received by DPI for active, paying Customer Subscriptions during the Term of this Agreement. Upon cancellation of the Agreement by either Party, for a period of 90 days DPI shall continue to pay the CFI forty percent (40%) of the net fees received by DPI for active, paying Customer Subscriptions that were generated through the efforts of the CFI during the term of this Agreement. Upon reaching the milestone of five thousand (5,000) paid website subscriptions, the Revenue Share will increase from forty percent (40%) to fifty percent (50%) of the ongoing monthly net fees received by DPI for active, paying Customer Subscriptions during the remaining Term of this Agreement and for the 90-day post-termination pay period.

B)                 Photo Merchandise Profit Share.  Based on the one-time stipulation noted on Section 6C, DPI agrees to pay CFI twenty percent (20%) of the profit share, defined as the difference between the retail price and the wholesale price DPI has paid to its vendor. This is further defined as the revenues generated by DPI on all photo-related products that are sold through the private label FW during the Term of this Agreement. Upon cancellation of the Agreement by either Party, for a period of 90 days DPI shall continue to pay the CFI a twenty percent (20%) profit share on Photo Merchandise purchased through a FW subscription previously generated through the efforts of the CFI during the term of this Agreement. DPI will offer free photo prints with each family website subscription. CFI subsidiary / marketing partners will cover the wholesale cost of the free prints.

C)	Warrants. See Exhibit 1.

  Payment.  In the case of A) DPI shall pay CFI on or about the 15th day of the calendar quarter following completion of successful Customer Paid Activations.  In the case of B) DPI shall pay CFI on or about the 15th day of the month following the photo merchandise transactions. DPI agrees to maintain books and records relating to its payment obligations.  CFI shall have the right to conduct, at its expense and no more than once in any six-month period, an audit of DPI’s books and records by an independent accounting firm in accordance with generally accepted auditing standards during regular business hours upon at least thirty (30) business days’ advance notice.  Audits shall be for the purpose of determining whether amounts payable have been properly calculated and paid.  In the event that such an audit reveals any underpayment, CFI shall be reimbursed for all underpaid amounts and the cost of the audit, and that audit shall not count toward the limit of no more than one audit in any six-month period.

6.	TERM AND TERMINATION
This agreement shall commence on the Effective Date and shall continue in force for two (2) years subject to termination as provided below.  Following this period, the Agreement shall automatically renew for successive one (1) year terms unless either Party elects by written notice to terminate the Agreement with 30 days written notice prior to renewal period.

Termination.  Prior to first renewal period, either Party may terminate this Agreement upon thirty (30) days written notice to the other Party. Provided, however, that if CFI has generated at least five thousand (5,000) Paid Activation accounts, DPI shall not have the right to terminate this Agreement.

Rights Upon Termination.  Upon termination of this Agreement, each Party shall return or destroy the other Party’s confidential information, cease any use of the other Party’s name, products or services, or product literature, and terminate any links from its website(s) any description, review or other reference to either Party’s website(s); provided that the terms of the confidentiality agreement between the Parties shall survive termination of this Agreement according to its terms.

7.	SERVICE LEVEL GUARANTEE
Coverage.  DPI’s service level guarantee applies to any Customer that has at least one uploaded photo album within FW at the time of a service outage.

Service Level Specifications.  DPI endeavors to have the FW Service available for http access in every part of the world 99.5% of the time.  Network downtime (unavailability) shall be defined as one hundred percent (100%) packet loss and shall be measured on a monthly basis.  Downtime is measured beginning ten (10) minutes after DPI is verbally notified of the downtime by phone.  Reports of network downtime via email or fax are not accepted under the Agreement.  DPI’s administrators shall determine the end of the downtime by a trace route to the affected computer.

Credits.  For every sixty (60) minutes of continuous downtime in excess of DPI’s 99.5% monthly uptime guarantee, Customer will be entitled to a ten percent (10%) credit of the monthly service fees.  In order to receive a credit, a credit request must be made within seven (7) days after the downtime was experienced.

8.	Restrictions.
Credits shall not be provided in the event that downtime results from any of the following:  i) Scheduled and emergency maintenance and upgrades; ii) CFI or Customer behavior or failure of CFI or Customer’s equipment, facilities or applications; or iii)  Reasons of Force Majeure as defined below.

9.	CUSTOMER SERVICE.
For issues relating to FW Service, DPI will provide customer support via phone and e-mail Monday – Friday from 9:00am – 5:00pm PST, and via e-mail Saturday - Sunday from 9:00am – 5:00pm PST. Customer service needs, including the expansion of support hours, will be constantly evaluated and modified upon mutual agreement of both Parties.

10.	CONFIDENTIALITY
Neither Party (the “Recipient”) shall disclose to any third party or use for its own benefit the other Party’s (the “Discloser”) proprietary or confidential information except as authorized by the Discloser.  All confidential information of the Discloser shall remain the sole property of the Discloser.  This provision does not apply to information which the Recipient lawfully receives from a third party having no obligation of confidentiality or which the Recipient independently develops.  Each Party represents that each of its employees having access to the other’s confidential information will, prior to receiving such information from the Recipient, have executed a customary non-disclosure agreement with the Recipient.  These restrictions and obligations shall survive termination or expiration of this Agreement.

11.	NON-EXCLUSIVITY
This Agreement does not impose upon either Party an obligation to exclusively work with the other in any aspects of marketing related to their respective products and services, or to participate exclusively in any particular marketing effort proposed by the other.  Subject only to compliance with the terms of a confidentiality agreement between them with respect to confidential information, the Parties agree they may engage in marketing efforts with third Parties, even if such marketing efforts conflict with the subject matter of this Agreement or compete with the other Party’s products or services.

12.	INTELLECTUAL PROPERTY
This Agreement does not constitute a license, express or implied, by either Party to the other Party to make, have made, use, reproduce, distribute, display or perform any of such Party’s intellectual property rights, including but not limited to patents, copyrights, trademarks or trade secrets.  All rights not expressly granted to either Party by the other in this Agreement are reserved by such other Party.

13.	TRADEMARKS AND TRADENAMES
Rights in Trademarks.  Both Parties acknowledge that the other Party is the owner of all right, title and interest in and to its name and certain related designs associated therewith (“Trademarks”), together with any new or revised names or materials which the Trademark owner may adopt to identify it or any of its Services during the Term, and each Party agrees not to adopt or use any of the other Party’s Trademarks in any manner whatsoever except as expressly provided in this Agreement.

License to Use Trademarks.  Each Party hereby grants to the other Party a limited, non-exclusive license during the Term to use their Trademarks, provided that they are used solely in connection with the marketing of their Services and in accordance with the Trademark owner’s specifications as to style, color and typeface.  Upon expiration or termination of this Agreement, each Party will take all action necessary to transfer and assign to the Trademark owner, or its nominee, any right, title or interest in or to any of the Trademarks, or the goodwill related thereto, which the non-Trademark owner Party may have acquired in any manner as a result of the marketing of the Trademark owner’s Services under this Agreement and shall cease to use any Trademark of the other Party.  Each Party hereby agrees to notify the other Party immediately if any infringement or potential infringement of any Trademark is made known to the notifying Party.

14.	WARRANTY AND LIMITED LIABILITY
DPI shall furnish Customer with its standard warranty in effect at the time, if any, covering the FW Service.  Such warranty shall run exclusively to the Customer, and not to CFI.

DPI shall not be liable to CFI for loss incurred by CFI arising from DPI’s inability to deliver the FW Service due to strike, riot, work stoppage, shortage or unavailability of product or material, act of government, act of God, war, or any other cause beyond the control of DPI.

DPI MAKES NO WARRANTY TO THE PARTNER WITH RESPECT TO THE FW SERVICE OF ANY KIND, EXPRESS OR IMPLIED.  THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY DISCLAIMED.  THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

15.
NEITHER PARTY, UNDER ANY CIRCUMSTANCES, SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY NATURE, WHETHER DIRECT OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL, OR FOR EXPENDITURES MADE OR COMMITTED TO BY THE OTHER PARTY IN RELIANCE UPON CONTINUATION OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

16.	Notices.
All notices by either Party given under this Agreement shall be in writing and shall be hand delivered or sent certified mail, return receipt requested or by overnight courier.  Notice may be given by facsimile if confirmed in writing by first class mail, postage pre-paid or by overnight courier.  Notices to each Party shall be given at their respective addresses first above written; provided, however, that DPI shall send a copy of any notice sent to CFI to Greenspoon Marder, P.A., Attn: Michael E. Marder, Esq., 201 E. Pine Street, Suite 500, Orlando, FL 32801.

17.	Assignment.
Neither Party shall assign any of its rights, interests or obligations under this Agreement to a third party without the other Party’s prior written consent.

18.	Applicable Law.
This Agreement shall be governed by and construed according to the laws of the State of Florida.

19.	Severability.
Any provision of this Agreement which is adjudged to be illegal, invalid or unenforceable in any respect shall not affect any other provision of this Agreement and the balance of the Agreement shall continue in full force and effect.

20.	Entire Agreement.
This Agreement, including any Attachments hereto, supersedes all other agreements and representations, express or implied, written or oral, between the Parties with respect to the subject matter of this Agreement.  This Agreement shall not be changed or modified except in a writing signed by duly authorized personnel of each Party.

21.	Headings.
The sections and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

22.	Force Majeure.
Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control.

Publicity
Neither Party may issue a press release or make statements to the press or general public regarding this Agreement without the other party’s prior written approval, which may be withheld for any reason whatsoever.

23.	Attorneys Fees, Prevailing Party
In the event of any litigation arising under this Agreement, the prevailing party shall be entitled to the recovery of all court costs and attorneys’ fees inclusive of court costs and attorneys’ fees incurred in any appellate proceedings.

EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS, COUNTER-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR BETWEEN THE PARTIES TO THIS AGREEMENT, THEIR AFFILIATES, SUBSIDIARIES, SUCCESSORS, OR ASSIGNS AND IRRESPECTIVE OF WHETHER SUCH LITIGATION ARISES OUT OF THIS AGREEMENT, BY STATUTE, OR AS A MATTER OF TORT LAW AND THE PARTIES HERETO EXPRESSLY CONSENT TO A NON-JURY TRIAL IN THE EVENT OF ANY OF THE FOREGOING.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DigitalPost Interactive. – Fax:  714.824.3020                     CFI Sales and Marketing, LLC

By:  /s/ Michael Sawtell           By:  /s/ David Crabtree

Printed Name: Michael Sawtell                                               Printed Name: David Crabtree

Title:    President / CEO            Title:    COO, Sales and Marketing

Date:                                            Date:

ATTACHMENT A
RESPONSIBILITIES OF THE PARTIES

GENERAL

1.
Each Party agrees to identify a coordinator with overall responsibility for ensuring the success of the relationship.  Coordinators can be changed, by their respective employers, at the sole discretion of the employer.

2.	The Parties shall use reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and customer requirements.

PARTNER RESPONSIBILITIES

1.
Understanding that the success of this relationship is based upon best efforts made to market the FW service to its online audience and through other channels, CFI shall make such best efforts to actively promote and sell the co-branded Family Website service, provided by DPI via its website(s), email and advertising, as well as by any other manner that is customary for CFI.

CFI may promote the FW service through a variety of marketing initiatives, including, but not limited to:

-	Banner Ads and Online Contests
-	Company newsletters
-	Email promotions
-	Email Newsletters
-	Forum Posts
-	Reviews
-	CFI Catalogs
-	CFI Resorts

2.	CFI shall cooperate with DPI in jointly developing marketing with the appropriate value proposition and key messages to be used to effectively promote the FW using CFI’s logo to CFI’s client base.

3.	CFI shall begin promoting the FW on CFI website(s) within 30 days of the Effective Date of this Agreement.

4.	CFI shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

DPI RESPONSIBILITIES

1.	DPI shall host and maintain the re-branded Family Website service.

2.	DPI shall obtain written approval from CFI for all marketing collateral in which CFI is mentioned.

3.	DPI shall provide CFI with a branded shopping cart that will allow tracking of Customer sign ups for revenue sharing purposes.

4.	DPI shall be responsible for all billing, invoicing and fee collection from Customers who choose to upgrade to the FW subscription service.

5.	DPI will work with CFI’s designated integration team to ensure that A) log in/password information is carried through from CFI’s site(s) to the FW and B) new design templates can be added to the FW.

DPI / CFI PROGRAM DEVELOPMENT & COST

The following components are part of a one-time development cost associated with the customization of DPI’s family website platform for CFI / Westgate Resort customers.

This cost shall be invoiced to CFI and payable in two equal installments: The first installment due upon 50% completion of the program development. The second and final installment is due when the program development is completed.

Application Framework Build Out	oPrepare Development Environment oPrepare Skeleton Framework oAdjust API for CFI Support
CFI Branding Template Development	oModify Pages for Template support oDatabase work to support CFI Branding in Templates oDevelop API to support Templates
Platform Packaging & Deployment	oPreparation of Server Farm for Project Delivery oDeployment of Project oQ/A, Review of Project and Modifications as necessary
Initial Creative Services (No Charge)	oCovers all Creative Services needed to launch online and offline promotion
Total Cost: $10,000, however, this Fee is Waived

Exhibit 1: Additional Compensation

A) CFI SALES AND MARKETING, LLC Warrants

NOTES:

1.Warrant exercise price = $.32 cents per share (closing price 2/12/08)
2.Upon reaching each milestone, the warrants shall be issued and vest immediately upon issuance of warrant.
3.Cumulative period = length of contract
4.Upon exercise of any warrant(s), the underlying share(s) shall be unrestricted, freely transferable and shall have piggyback registration rights.
5.If during the term of this Agreement DPI issues any additional shares, the number of warrants set forth below and available to CFI shall be subject to adjustment to eliminate dilution and ensure that after the issuance of the additional shares, CFI has the same percentage of potential ownership.

Total Users / Websites Sold	Milestone Grant/Warrants	Cumulative Warrants
10,000	162,500	162,500
20,000	187,500	350,000
30,000	212,500	562,500
40,000	237,500	800,000
50,000	262,500	1,062,500
60,000	287,500	1,350,000
80,000	312,500	1,662,500
100,000	362,500	2,025,000